UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2018

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2018, Selecta Biosciences, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Carsten Brunn, Ph.D. as the Company’s President and Chief Executive Officer and as a member of the Board, in each case, effective upon the commencement of Dr. Brunn’s full-time employment with the Company, which is expected to be on or about December 1, 2018 (the “Effective Date”). Dr. Brunn will serve as a Class III director of the Company, with a term expiring at the Annual Meeting of Stockholders in 2019.

As previously disclosed, Werner Cautreels, Ph.D. had notified the Company of his planned retirement as President and Chief Executive Officer, to be effective December 31, 2018. On September 25, 2018, in light of the appointment of Dr. Brunn, Dr. Cautreels notified the Company of his resignation as President and Chief Executive Officer, effective upon the commencement of Dr. Brunn’s full-time employment with the Company, and as a member of the Board, effective on December 31, 2018. Dr. Cautreels is expected to serve as an advisor to the Company following his retirement.

Dr. Brunn, age 48, has served as the President of Pharmaceuticals for the Americas Region and a member of the Global Pharmaceutical Executive Committee at Bayer AG, a pharmaceutical company, since January 2017. Previously, he served as President of Bayer Pharmaceuticals in Japan, since March 2013. He has also served as the Chairman of the European Federation of Pharmaceutical Industries and Associations (EFPIA) Japan. Dr. Brunn has held a number of senior leadership positions at Eli Lilly, Novartis, Basilea and Bausch and Lomb in Europe, Asia and the United States. He currently serves on the Board of Directors of the Biotechnology Innovation Organization (BIO). Dr. Brunn holds a Ph.D. in Chemistry from the University of Hamburg and a Master of Science in Pharmaceutical Sciences from the University of Freiburg. He also studied at the University of Washington under a research scholarship and completed his executive education at the London Business School. Dr. Brunn’s extensive experience as a senior pharmaceutical executive and knowledge of the pharmaceutical and biotechnology industries contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

On September 25, 2018, the Company entered into an employment agreement with Dr. Brunn for an unspecified term that will commence on the Effective Date. Under the terms of the employment agreement, Dr. Brunn will receive an annual base salary of $550,000 and, beginning in 2019, will be eligible for an annual performance bonus targeted at 50% of his annual base salary. For the portion of 2018 during which he is employed, Dr. Brunn will be eligible to receive a discretionary bonus in an amount determined by the Board. Dr. Brunn is also entitled to receive (i) a one-time signing bonus of $75,000, (ii) a stipend of $6,000 per month for up to seven months following the Effective Date to offset the costs of travel and commuting expenses incurred in performing his duties for the Company and (iii) direct payment of, or reimbursement for, up to $75,000 in moving expenses incurred in connection with his relocation to the greater Boston, Massachusetts area.

If Dr. Brunn’s employment is terminated without “cause” or he resigns for “good reason,” as the terms are defined in his employment agreement, Dr. Brunn will be entitled to receive, subject to his continued compliance with a separate restrictive covenant agreement and timely executing a separation and release agreement with the Company that includes non-competition covenants which apply if Dr. Brunn’s employment is terminated by us without cause, (i) continued base salary payments for a period of 12 months following his termination, (ii) a pro-rata portion of his annual bonus for the year of termination, based on actual performance for the full year or, if the termination occurs during the first quarter of the calendar year, based on his target bonus, and (iii) direct payment of, or reimbursement for, continued medical, dental and/or vision coverage pursuant to COBRA for up to 12 months. In addition, if the termination occurs within the 60 days preceding or 12 months following a change in control, Dr. Brunn is entitled to receive accelerated vesting of any of his unvested Company equity awards that vest solely based on the passage of time. The Company must provide Dr. Brunn 30 days’ notice, or pay in lieu of notice, in the event the Company terminates him for any reason other than cause.

Dr. Brunn has also agreed to refrain from (i) engaging in competition with the Company while employed and following his termination of employment other than for cause for a period of 12 months or (ii) soliciting employees, consultants, contractors, clients or vendors of the Company while employed and for a period of 12 months following his termination of employment for any reason. During the period following his employment that Dr. Brunn is subject to the non-competition covenants, and subject to limited exceptions, the Company has agreed to provide Dr. Brunn with “garden leave” pay at a rate that equals 50% of his highest annual base salary within the two years prior to his termination.

The employment agreement also provides for Dr. Brunn to receive, subject to Board approval, Company equity awards consisting of an option to purchase 1,000,000 shares of common stock and 175,000 restricted stock units. The option and restricted stock units will vest over a four-year period, with 25% vesting 12 months from the Effective Date and the remaining 75% vesting, with respect to the option, in 36 equal monthly installments thereafter or, with respect to the restricted stock units, in 12 equal installments occurring every three months thereafter.

The Company expects to issue Dr. Brunn’s equity awards under the Selecta Biosciences, Inc. 2018 Employment Inducement Incentive Award Plan (the “Inducement Award Plan”), which was adopted by the Board on September 25, 2018 without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market LLC listing rules (“Rule 5635(c)(4)”). The Inducement Award Plan provides for the grant of equity-based awards in the form of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock or cash based awards.

The Board has reserved 1,175,000 shares of the Company’s common stock for issuance under the Inducement Award Plan. The Inducement Award Plan will generally be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4), awards under the Inducement Award Plan may only be made to a newly hired employee who has not previously been a member of the Board, or an employee who is being rehired following a bona fide period of non-employment by the Company or a subsidiary, as a material inducement to the employee’s entering into employment with the Company or its subsidiary. Except as described above or required to satisfy the requirements of Rule 5635(c)(4), the terms of the Inducement Award Plan are substantially similar in all material respects to the terms of the Company’s 2016 Incentive Award Plan.

Complete copies of the Inducement Award Plan and the forms of stock option agreement, restricted stock agreement and the restricted stock unit agreement to be used thereunder are filed herewith as Exhibit 10.1 and incorporated herein by reference. A complete copy of Dr. Brunn’s employment agreement with the Company is filed herewith as Exhibit 10.2 and incorporated herein by reference. The above descriptions of the Inducement Award Plan and Dr. Brunn’s employment agreement with the Company do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our plans and expectations surrounding the transition, timing, compensation and roles of Drs. Carsten Brunn and Werner Cautreels. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes; the unproven approach of our SVP technology; undesirable side effects of our product candidates; our reliance on third parties to manufacture our product candidates and to conduct our clinical trials; our inability to maintain our existing or future collaborations or licenses; our inability to protect our proprietary technology and intellectual property; potential delays in regulatory approvals; our dependence on our ability to retain key executives and to attract, retain and motivate qualified personnel; and availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 8, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Selecta Biosciences, Inc. 2018 Employment Inducement Incentive Award Plan, and forms of award agreements thereunder

10.2	Employment Agreement, dated September 25, 2018, by and between Selecta Biosciences, Inc. and Carsten Brunn, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 27, 2018	By:	/s/ Werner Cautreels
Werner Cautreels, Ph.D.
President and Chief Executive Officer